EXHIBIT 99.1

Establishment Labs Announces Additional Financing and Improved Terms
with Amendment to Existing Credit Agreement

NEW YORK, N.Y., June 17, 2019 (GLOBE NEWSWIRE) – Establishment Labs Holdings Inc. (NASDAQ: ESTA), a medical technology company focused on women’s health, initially in the breast aesthetics and reconstruction market, today announced it has entered into an amendment to its existing credit agreement (the “Credit Agreement”) with affiliates of Madryn Asset Management, LP ("Madryn"), effective June 17, 2019.

The amended terms of the Credit Agreement, which was originally entered into on August 24, 2017, provides Establishment Labs with up to $25 million in new borrowing capacity, from Madryn to increase the company’s financial flexibility. The amended Credit Agreement extends the maturity date on all loans to a full repayment on September 30, 2025, reduces the interest rate on all loans from LIBOR plus 11% per annum down to LIBOR plus 8% per annum, and modifies certain other terms and provisions.

“We are pleased to partner with Madryn on the amended Credit Agreement,” said Renee Gaeta, Chief Financial Officer of Establishment Labs. “This refinancing meaningfully bolsters our access to cash at improved terms and provides a strong security for our business as we scale towards becoming the market leader.”

"Not only has Establishment Labs innovated women’s health products that are safe and effective, they also continue to gain market share globally,” said Avinash Amin, Managing Partner of Madryn Asset Management, LP. “We are thrilled to be their partner, and hope to have many more opportunities to continue to support the growth initiatives of Establishment Labs in the future.”

Additional information regarding the amendment to the Company’s term loan facility will be included in a filing by the Company with the Securities and Exchange Commission on Form 8-K.

Rob Winkelmann, Managing Partner and CEO of Credo 180, LLC advised Establishment Labs on the amended Credit Agreement.

About Establishment Labs
Establishment Labs Holdings Inc. (NASDAQ: ESTA) is a global medical technology company focused on women’s health, initially in the breast aesthetics and reconstruction market, by designing, developing, manufacturing and marketing an innovative portfolio of silicone gel-filled breast implants, branded as Motiva Implants®, the centerpiece of the MotivaImagine® platform. Motiva Implants® are produced at our two manufacturing sites that are compliant with ISO13485:2016, FDA 21 CFR 820 under the MDSAP program, and are currently commercially available in over 70 countries through exclusive distributors or the Company’s direct salesforce. In March 2018, Establishment Labs received approval for an investigational device exemption (IDE) from the FDA and initiated the Motiva Implant® clinical trial in the United States in April 2018. In addition to Motiva Implants®, Establishment Labs’ product and technologies portfolio includes the Divina® 3D Simulation System, MotivaImagine® Centers and other products and services. Please visit the website for additional information: www.establishmentlabs.com.

About Madryn Asset Management, LP
Madryn Asset Management, LP is a leading alternative asset management firm that invests in innovative healthcare companies specializing in unique and transformative products, technologies, and services. The firm draws on its extensive and diverse experience spanning the investment management and healthcare industries, and employs an independent research process based on original insights to target attractive economic opportunities that deliver strong risk-adjusted and absolute returns for its limited partners while creating long-term value in support of its portfolio companies. For additional information, please visit http://www.madrynlp.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this press release, and includes statements related to the expected growth in sales of Motiva Implants®, product development, and the PMA clinical trial currently being conducted to obtain approval of Motiva Implants® in the U.S. Any statements that refer to projections of our future financial or operating performance, anticipated trends in our business, our goals, strategies, focus and plans, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results, are forward-looking statements. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this report, or that we may make orally or in writing from time to time, are expressions of our beliefs and expectations based on currently available information at the time such statements are made. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results may differ from our expectations, and those differences may be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in the Company’s annual report on Form 10-K filed on March 20, 2019, quarterly reports on Form 10-Q, and other filings made by the Company with the Securities and Exchange Commission. The risks included in those documents are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are not undertaking any obligation to update any forward-looking statements. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

Investor Relations Contact
Kaitlyn Rawlett
Weber Shandwick
krawlett@webershandwick.com